Exhibit 10.3

FOURTH AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

THIS FOURTH AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

("Amendment") is made and entered into effective as of April 14, 2021 (the "Amendment Date"), by and between EQUILLIUM, INC., a corporation organized under the laws of the State of Delaware, USA, with its principal office at 2223 Avenida de la Playa, Suite 108, La Jolla, California 92037, USA ("Equillium''), and BIOCON LIMITED, a company incorporated and existing under the laws of India and having its registered office at 20th KM, Hosur Road, Electronics City P.O. Bangalore 560 100, India ("Biocon'').

RECITALS

WHEREAS, Equillium and Biocon (as successor-in-interest to Biocon's Affiliate, Biocon SA) are parties to that certain Collaboration and License Agreement dated May 22, 2017 (the "Original Agreement'') , as amended by that certain First Amendment to Collaboration and License Agreement dated September 28, 2018, that certain Second Amendment to Collaboration and License Agreement dated April 22, 2019, and that certain Third Amendment to Collaboration and License Agreement dated December 10, 2019 (collectively with the Original Agreement, the "Agreement'');

WHEREAS, Equillium proposes to conduct preclinical studies and clinical trials of the Product for the purpose of obtaining regulatory approval for, and commercializing, the Product in the Equillium Territory;

WHEREAS, Equillium is desirous of conducting Equillium's proposed clinical trial(s) of the Product at clinical trial sites located in certain countries that are not part of the Equillium Territory or the Biocon Territory, in addition to sites located in the Equillium Territory and the Biocon Territory;

WHEREAS, at Equillium's request, Biocon has obtained from CIM the license and right to conduct clinical trials of the Product in the Unlimited Field in such countries, including the right to sublicense such rights to Equillium, for the purpose of obtaining regulatory approval for, and commercializing, the Product in the Unlimited Field in the Equillium Territory and the Biocon Territory; and

WHEREAS, the parties now wish to amend the Agreement as expressly set forth herein.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Equillium and Biocon hereby agree as follows:

1.
Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings provided in the Agreement.

1.

2.
CIMAB Agreement. Section 1.19 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

"1. 19 "CIMAB Agreement" shall mean that certain Revised and Restated T1h License Agreement, dated April 30, 2010, between BIOCON Biopharmaceuticals Private Limited, BIOCON Limited, and CIM (as successor-in-interest to CIMAB) (the "Original CIMAB Agreement"), as revised, restated, and amended by all amendments thereto entered into up to and including the Amendment Date that remain in effect as of the Amendment Date."

3.
Additional Definitions.

3.1
"Arising Patents" shall have the meaning ascribed to such term in the Development Agreement.

3.2
"CIM" means CENTRO DE INMUNOLOGiA MOLECULAR, an enterprise created according to the laws of the Republic of Cuba, with legal address in 216 Street, corner to 15 avenue, Atabey, Playa, Havana, Cuba. CIM is the successor organization to CIMAB.
3.3
"CIM Countries" means the countries listed in Exhibit A to this Amendment.

3.4
"CIM Territory" shall have the meaning ascribed to such term in the CIMAB Agreement.

3.5
"Data" shall mean any and all Data generated by or on behalf of Equillium or its Affiliates in the course and as a result of the conduct of Studies.

3.6
"Development Agreement" shall mean that certain Development Agreement, dated February 24, 2021, between Biocon and CIM.

3.7
"Global Development Program" shall have the meaning ascribed to such term in the Development Agreement.

3.8
"Studies" shall mean any and all preclinical studies, clinical trials and other studies and tests (including in vitro and in vivo studies) of ITO or the Product in the Field conducted by or on behalf of Equillium or its Affiliates in the Equillium Territory, the Biocon Territory or the CIM Countries.

4.
Equillium CIM Country Development License. Subject to the terms and conditions of this Amendment, and notwithstanding the provisions of Section 2.6(a) of the Original Agreement to the contrary, Biocon hereby grants to Equillium a non-exclusive, royalty-free, fully-paid license, with the right to sublicense through multiple tiers of sublicense, under the Biocon Technology and Biocon's interest in the Joint Patents, to conduct or have conducted, and to use and import for the purpose of conducting or having conducted, preclinical studies and clinical trials of ITO and Products in the Field in the CIM Countries, in each case, solely in connection with, and for the purpose of, the practice of the Equillium License (collectively, the "Equillium CIM Country Development License").

5.
No Other Rights or License. By way of abundant clarity, the Equillium CIM Country Development License does not directly or indirectly, explicitly or implicitly, grant any other right (i.e., other than what is expressly stated in Section 4 above) to Equillium, including any right to sell, offer for sale, distribute, market or otherwise commercialize ITO or Product in the CIM Countries and/or in the Biocon Territory.

6.
Ownership of Data. Equillium shall be the sole owner of the Data.

7.
Disclosure of Data; License to Use Data. On an ongoing basis during the Term, Equillium shall disclose to Biocon all Data. Without limiting the generality of the foregoing, Equillium shall provide to Biocon true and complete copies of all written, graphic or electronic embodiments of the Data. Subject to the terms and conditions of this Amendment, Equillium hereby grants to Biocon an exclusive (even as to Equillium, except as expressly set forth below), royalty-free license, with the right to sublicense through multiple tiers of sublicense, under the Data to develop, make, have made, use, sell, have sold, offer for sale, import and otherwise exploit ITO and Products in the Unlimited Field in the Biocon Territory and the CIM Countries. Notwithstanding the exclusivity of the foregoing license, Equillium reserves the non-exclusive right under the Data, to develop, and to use and import for the purpose of developing, ITO and Products in the Field in the Biocon Territory and the CIM Countries.

8.
Right of Access and Reference to Regulatory Documents. Subject to the terms and conditions of this Amendment, Equillium hereby grants to Biocon the right (which Biocon shall have the right to extend to CIM) to access and reference all Regulatory Filings submitted to, and Regulatory Approvals obtained from, any Regulatory Authority in the Equillium Territory, the Biocon Territory or the CIM Countries by Equillium for Products, and to use the Data therein; in each case, solely for the purposes of Biocon and CIM (and their respective affiliates and sublicensees) (i) obtaining and maintaining Regulatory Approvals for, and conducting business development with respect to, ITO and Products in the Biocon Territory and the CIM Countries, and (ii) complying with applicable pharmacovigilance and other regulatory requirements with respect to ITO and Products in the Biocon Territory and the CIM Countries. Equillium shall, promptly upon Biocon's request, file with the applicable Regulatory Authority(ies) such letters of access or reference as may be necessary to accomplish the intent of this Section 8 of this Amendment.
9.
Representations and Warranties. Biocon hereby makes the representations and warranties set forth in Sections 9.2(b) (clause (i) only) and 9.2(k) of the Original Agreement as of the Amendment Date. In addition, Biocon represents and warrants as of the Amendment Date that: (a) the CIMAB Agreement is legal, valid, enforceable and in full force and effect; and (b) since the Effective Date, Biocon has not amended or waived, or taken any action or omitted to take any action that would alter, any of Biocon's rights under the Original CIMAB Agreement in any manner that would adversely affect Equillium's rights under the Agreement.

10.
Intellectual Property Matters Related to CIM Countries and CIM Territory.

(a)
CIM License. Subject to the terms and conditions of this Amendment, Equillium hereby grants to Biocon an exclusive (even as to Equillium, except as expressly set forth below), royalty-free license, with the right to sublicense through multiple tiers of sublicense, under the Equillium Technology and Equillium's interest in the Joint Patents, to develop, make, have made, use, sell, have sold, offer for sale, import and otherwise exploit ITO and Products in the Unlimited Field in the CIM Countries (the "CIM License").

(b)
Information Exchange. Equillium agrees:
(i)
to share with Biocon information regarding any patent application filed by Equillium in the Equillium Territory or the Biocon Territory that claims any invention owned by Equillium that arises from Global Development Program activities in the CIM Countries (i.e., any patent application that would be an Arising Patent for purposes of the Development Agreement) at least 60 days before such patent application is due for national phase filing;
(ii)
that Biocon has the right: (A) to provide the information shared by Equillium with Biocon pursuant to Section 10(b)(i) of this Amendment ("Equillium Shared Information', to CIM to the extent required by Section 6.5 of the Development Agreement; and (B) to authorize CIM to file patent applications based on Equillium Shared Information in the CIM Territory; and
(iii)
upon request by Biocon, to execute such documents, including powers of attorney, as are necessary for Biocon to enable CIM to file patent applications based on Equillium Shared Information in the CIM Territory.

(c)
Reservation of Rights; License Exclusion. Notwithstanding the exclusivity of the CIM License, Equillium reserves the non-exclusive right under the Equillium Technology and Equillium's interest in the Joint Patents, to develop, and to use and import for the purpose of developing, ITO and Products in the Field in the CIM Countries.

(d)
No Other Rights or License. By way of abundant clarity, the CIM License does not directly or indirectly, explicitly or implicitly, grant any other right (i.e., other than what is expressly stated in Section 10(a) above) to Biocon, including any right to develop, sell, offer for sale, distribute, market or otherwise commercialize ITO or Product in the Equillium Territory.

(e)
Intellectual Property. Equillium and Biocon hereby agree that all references in Article 7 of the Original Agreement to "the Biocon Territory" are hereby deemed to read "the Biocon Territory and the CIM Countries."

19.
Effectiveness of Agreement. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

20.
Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Amendment may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Fourth Amendment to Collaboration and License Agreement as of the Amendment Date.

EQUILLIUM, INC.

By: /s/ Bruce Steel

Name: Bruce Steel

Title: Chief Executive Officer

BIOCON LIMITED

By: /s/ Siddarth Mittal

Name Siddarth Mittal

Title: CEO and MD

By: /s/ Indranil Sen

Name Indranil Sen

Title: VP Finance

Exhibit A CIM Countries

Caribbean: Aruba, Bahamas, Barbados, Dominican Republic, Granada, Guadeloupe, Jamaica, Martinique, Saint Lucia, Saint Vincent and the Grenadines, Trinidad and Tobago

Central America: Belize, Costa Rica, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Panama

Eastern Europe: Belarus, Russian Federation

Southern Asia: Iran (Islamic Republic of Iran)

South America: Argentina, Bolivia (Plurinational State of Bolivia), Brazil, Chile, Colombia, Ecuador, French Guyana, Paraguay, Peru, Suriname, Uruguay, Venezuela (Bolivarian Republic of Venezuela)

Northern Africa: Angola